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                                                                EXHIBIT 23.6

                       Consent of Independent Auditors
                       -------------------------------

The Board of Directors and Stockholders
QVC Inc.:

We consent to the incorporation by reference in the registration statement
No. 33-60839 on Form S-8, as amended, of Tele-Communications, Inc. of our report, dated March 4, 1994, relating to the consolidated balance sheets of QVC, Inc. and subsidiaries as of January 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended January 31, 1994, which report appears in the Current Report on Form 8-K of Tele-Communications, Inc. dated February 3, 1995, as amended. Our report refers to a change in the method of accounting for income taxes.

                                                /s/ KPMG Peat Marwick LLP
                                                KPMG Peat Marwick LLP

Philadelphia, Pennsylvania
October 25, 1995